Exhibit 24.1
POWER OF ATTORNEY
Know all persons by these presents, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the "Corporation"), do hereby make, nominate and appoint Christine K. Kalla and Wendy C. Skjerven, and each of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2019, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/s/ ALAN L. BELLER	February 5, 2020
Alan L. Beller

By	/s/ JANET M. DOLAN	February 5, 2020
Janet M. Dolan

By	/s/ PATRICIA L. HIGGINS	February 5, 2020
Patricia L. Higgins

By	/s/ WILLIAM J. KANE	February 5, 2020
William J. Kane

By	/s/ CLARENCE OTIS JR.	February 5, 2020
Clarence Otis Jr.

By	/s/ PHILIP T. RUEGGER III	February 5, 2020
Philip T. Ruegger III

By	/s/ TODD C. SCHERMERHORN	February 5, 2020
Todd C. Schermerhorn

By	/s/ DONALD J. SHEPARD	February 5, 2020
Donald J. Shepard

By	/s/ LAURIE J. THOMSEN	February 5, 2020
Laurie J. Thomsen

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